UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2008
PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000, San Antonio, Texas (Address of principal executive offices)	78209 (Zip Code)
Registrant’s telephone number, including area code: (210) 828-7689

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 5, 2008, Pioneer Drilling Company (the “Company”) filed a Current Report on Form 8-K indicating that the Company did not timely provide certain certified financial statements (the “Certified Financial Statements”) required by the Credit Agreement (the “Credit Agreement”), dated as of February 29, 2008, among the Company, as borrower; each of the financial institutions party thereto (collectively, the “Lenders”); and Wells Fargo Bank, N.A., as administrative agent for the Lenders. Failure to timely provide the Certified Financial Statements constituted a breach of, and default under, the Credit Agreement (the “Existing Default”).
     Effective June 11, 2008, the Company and the Lenders entered into a Waiver Agreement (the “Waiver Agreement”) pursuant to which the Lenders agreed to waive the Existing Default provided that the Company complies with the requirement to provide the Certified Financial Statements on or before August 13, 2008. Pursuant to the Waiver Agreement, until the Company provides the Certified Financial Statements, (1) the aggregate principal amount outstanding under the Credit Agreement may not exceed $350 million at any time (provided, however, that the commitment fee will continue to be calculated based on the total commitment of $400 million), and (2) the per annum margin applicable to all amounts outstanding under the Credit Agreement will increase from the current rate of 2.25% for Eurodollar rate borrowings and 1.25% for base rate borrowings to 2.50% for Eurodollar rate borrowings and 1.50% for base rate borrowings. The Lenders also agreed to waive the requirement that the Company make the required representations with respect to the audited financial statements of the Company and certain of its subsidiaries dated as of December 31, 2007, until the earlier of the date the Company provides the Certified Financial Statements or August 13, 2008. In addition, the Company agreed to pay to the Lenders executing the Waiver Agreement an amendment and consent fee equal to 0.02% of the aggregate amount of such Lenders’ commitments under the Credit Agreement.
     The foregoing summary of the Waiver Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Waiver Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Waiver Agreement, dated as of June 9, 2008, among Pioneer Drilling Company, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender, and each of the other financial institutions party thereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Executive Vice President, Chief Financial Officer and Secretary

Dated: June 11, 2008

Exhibit Index

Exhibit No.	Document Description

10.1	Waiver Agreement, dated as of June 9, 2008, among Pioneer Drilling Company, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, issuing lender and swing line lender, and each of the other financial institutions party thereto.